EX-99.d.1.i

AMENDMENT NO. 3 TO

EXHIBIT A

OF THE INVESTMENT MANAGEMENT AGREEMENT

THIS EXHIBIT to the Investment Management Agreement dated January 4, 2010 (the “Agreement”) between DELAWARE GROUP EQUITY FUNDS IV and DELAWARE MANAGEMENT COMPANY, a series of Macquarie Investment Management Business Trust (the “Investment Manager”), amended as of the 19th day of July, 2019, lists the Funds for which the Investment Manager provides investment management services pursuant to this Agreement, along with the management fee rate schedule for each Fund and the date on which the Agreement became effective for each Fund.

Fund Name	Effective Date	Management Fee Schedule (as a percentage of average daily net assets) Annual Rate
Delaware Smid Cap Growth Fund (formerly Delaware Growth Opportunities Fund)	January 4, 2010	0.75% on first $500 million
0.70% on next $500 million
0.65% on next $1.5 billion
0.60% on assets in excess of $2.5 billion
Delaware Healthcare Fund	January 4, 2010	0.85% on first $500 million
0.80% on next $500 million
0.75% on next $1.5 billion
0.70% on assets in excess of $2.5 billion
Delaware Small Cap Growth Fund	June 30, 2016	0.75% on first $500 million
0.70% on next $500 million
0.65% on next $1.5 billion
0.60% on assets in excess of $2.5 billion
Delaware Covered Call Strategy Fund	July 19, 2019	0.80% on the first $300 million
0.75% on next $200 million
0.70% on next $500 million
0.65% on next $1 billion
0.60% on next $1 billion
0.55% on assets in excess of $3 billion
Delaware Equity Income Fund	July 19, 2019	0.65% on first $500 million
0.60% on next $500 million
0.55% on next $1.5 billion
0.50% on assets in excess of $2.5 billion
Delaware Global Equity Fund	July 19, 2019	0.85% on first $500 million
0.80% on next $500 million
0.75% on next $1.5 billion
0.70% on assets in excess of $2.5 billion
Delaware Growth and Income Fund	July 19, 2019	0.65% on first $500 million
0.60% on next $500 million
0.55% on next $1.5 billion
0.50% on assets in excess of $2.5 billion
Delaware Hedged U.S. Equity Opportunities Fund	July 19, 2019	1.15% on the first $100 million
1.10% on next $400 million
1.05% on next $500 million
1.00% on next $1 billion
0.95% on next $1 billion
0.90% on assets in excess of $3 billion

Fund Name	Effective Date	Management Fee Schedule (as a percentage of average daily net assets) Annual Rate
Delaware International Fund	July 19, 2019	0.85% on first $500 million
0.80% on next $500 million
0.75% on next $1.5 billion
0.70% on assets in excess of $2.5 billion
Delaware Opportunity Fund	July 19, 2019	0.75% on first $500 million
0.70% on next $500 million
0.65% on next $1.5 billion
0.60% on assets in excess of $2.5 billion
Delaware Premium Income Fund	July 19, 2019	0.80%
Delaware Growth Equity Fund	July 19, 2019	0.65% on first $500 million
0.60% on next $500 million
0.55% on next $1.5 billion
0.50% on assets in excess of $2.5 billion
Delaware Special Situations Fund	July 19, 2019	0.75% on first $500 million
0.70% on next $500 million
0.65% on next $1.5 billion
0.60% on assets in excess of $2.5 billion
Delaware Total Return Fund	July 19, 2019	0.65% on first $500 million
0.60% on next $500 million
0.55% on next $1.5 billion
0.50% on assets in excess of $2.5 billion
Delaware Floating Rate II Fund	July 19, 2019	0.50% on first $500 million
0.475% on next $500 million
0.45% on next $1.5 billion
0.425% on assets in excess of $2.5 billion
Delaware Fund for Income	July 19, 2019	0.65% on first $500 million
0.60% on next $500 million
0.55% on next $1.5 billion
0.50% on assets in excess of $2.5 billion
Delaware Government Cash Management Fund	July 19, 2019	0.45%
Delaware International Opportunities Bond Fund	July 19, 2019	0.75% on first $500 million
0.70% on next $500 million
0.65% on next $1.5 billion
0.60% on assets in excess of $2.5 billion
Delaware Investment Grade Fund	July 19, 2019	0.50% on first $500 million
0.475% on next $500 million
0.45% on next $1.5 billion
0.425% on assets in excess of $2.5 billion
Delaware Limited Duration Bond Fund	July 19, 2019	0.50% on first $500 million
0.475% on next $500 million
0.45% on next $1.5 billion
0.425% on assets in excess of $2.5 billion
Delaware Strategic Income II Fund	July 19, 2019	0.55% on first $500 million
0.50% on next $500 million
0.45% on next $1.5 billion
0.425% on assets in excess of $2.5 billion

DELAWARE MANAGEMENT COMPANY,		DELAWARE GROUP EQUITY FUNDS IV
A series of Macquarie Investment Management
Business Trust

By:	/s/ David F. Connor	By:	/s/ Shawn K. Lytle
Name: David F. Connor		Name: Shawn K. Lytle
Title: Senior Vice President		Title: President and Chief Executive Officer